Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the Registration Statement on Form SB-2 of BioElectronics Corporation, of our report dated January 11, 2006 on our audits of the financial statements of BioElectronics Corporation as of September 30, 2005, and the results of its operations and cash flows for the two years then ended, and the reference to us under the caption “Experts”.

/s/ Berenfeld Spritzer Shechter & Sheer

Sunrise, Florida

February 16, 2006